Exhibit 4.3

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Computershare Trust Company, N.A.
250 Royall Street
Canton Massachusetts 02021
MacKenzie
Within USA, US territories & Canada 800-322-2885
MR A SAMPLE	Outside USA, US territories & Canada 212-929-5500
DESIGNATION (IF ANY)	www.computershare.com
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C 1234567890 J N T

Primary Subscription Rights 12345678901234

GREAT ELM CAPITAL GROUP, INC. NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON         , 2016, UNLESS EXTENDED BY THE COMPANY

The registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase             shares of common stock, par value of $0.001 per share (the “Common Stock”), of Great Elm Capital Group, Inc., a Delaware corporation (the “Company”), at a subscription price of $             per whole share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Company’s prospectus dated        2016, available at          (the “Prospectus”). If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Remaining Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a pro rata number of Remaining Shares pursuant to the terms and conditions of the Rights Offering, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions set forth in Form 1 hereto and the Prospectus.

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

The registered owner whose name is inscribed hereon (the “Registered Holder”) acknowledges receipt of the Prospectus and the Registered Holder hereby irrevocably subscribes for the number of shares indicated herein on the terms and conditions specified in the Prospectus. By signing below, the Registered Holder confirms that (1) after giving effect to the exercise of the Registered Holder’s Rights the Registered Holder will not, individually or as part of a group, beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the related Treasury Regulations, more than 4.99% of the Company’s the Registered Holder outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), calculated immediately upon the closing of the rights offering, as described in the Prospectus, and (2), if I already beneficially owns, as determined in accordance with Rule 13d-3 under the Exchange Act and Section 382 of the Code and the related Treasury Regulations in excess of 4.99% of the outstanding shares of Common Stock the Registered Holder will not, via the exercise of the Rights, increase the Registered Holder’s proportionate interest in the Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, the Registered Holder hereby (1) irrevocably appoints and constitutes the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to stockholders for a vote or action by written consent, in the discretion of such proxy, to the same extent the Registered Holder would have the power to vote or act by written consent and (2) grants the Company a right for 90 days from the closing of the rights offering to purchase such Excess Shares at the lesser of the $             per whole share and the closing price of the Common Stock on the principal trading market for the Common Stock on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. The Registered Holder agrees to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M. EASTERN TIME ON       , 2016.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

1 2 3 4 5 6 7 8 C L S X R T 2 C O Y C

Full payment of the exercise price for each share of common stock you wish to purchase be must be made in U.S. dollars by (1) certified check drawn upon a U.S. bank payable to the Rights Agent, or (2) cashier’s check drawn upon a U.S. bank or express money order payable to the Rights Agent, in each case in accordance with the “Instructions As To Use of The Subscription Rights Certificates” that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Rights Agent.

Payments of the exercise price for shares of Common Stock will be held in an escrow account until five business days following the Expiration Date, unless the Company withdraws or terminates the Rights offering. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1:        OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐  I apply for ALL of my entitlement of new shares                                                             x  <XXX> =                                                 x  <$AMOUNT> =         $
pursuant to the Basic Subscription Privilege               (no. of subscription rights)                                    (no. of new shares)               (per share)

EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of XXX shares.
[1,000 purchase rights / XXX =  XXX with fractional shares rounded down to the nearest whole number].

☐  In addition, I apply for additional shares pursuant to the                                                     ________________________        x  <$AMOUNT> =               $  ________________
Oversubscription  Privilege*                                                                                                       (no. of additional shares)               (per share)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐  I apply for                                                                                                                              _________________________       x  <$AMOUNT> =             $  ________________
                                                                                                                                                          (no. of new share                     (per share)

Amount of check or money order enclosed                                                                                                                                                                                       $   ________________

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

Please disregard this mailing.

SECTION 2:SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the Basic Subscription Privilege and the Oversubscription Privilege in the rights offering.

Signature of Subscriber(s)

________________________________________________________________________

(and address if different than that listed on this Subscription Certificate)

________________________________________________________________________

________________________________________________________________________

Telephone number (including area code)

*        You can only participate in the Oversubscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the Basic Subscription Privilege.

Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011

By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to MacKenzie Partners, toll free at (800) 322-2885 or (XXX) XXX-XXXX.